UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 Current Report

           Pursuant to Section 13 or 15(d) of the Securities Exchange
               Act of 1934 Date of Report (Date of earliest event
                            reported): April 25, 2002

                        Commission File Number 001-15469

                           THERMOVIEW INDUSTRIES, INC.
             (Exact name of Registrant as specified in its charter)

               DELAWARE                                      61-1325129
     (State or other jurisdiction                         (I.R.S. Employer
   of incorporation or organization)                    Identification Number)

         5611 Fern Valley Road                                  40228
         Louisville, Kentucky                                (Zip Code)
(Address of principal executive offices)

                                  502-968-2020
              (Registrant's telephone number, including area code)

ITEM 4. Changes in Registrant's Certifying Accountant

(a) On April 25, 2002, the Board of Directors of ThermoView Industries, Inc. (the Company), on the recommendation of the Audit Committee, dismissed Arthur Andersen LLP and engaged Crowe, Chizek and Company LLP as the Company's independent certifying accountants for the year ended December 31, 2002.

(b)  Arthur Andersen LLP was notified of their dismissal on April 25, 2002.

(c) The reports of Arthur Andersen LLP on the Company's consolidated financial statements for the period ended December 31, 2001, did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

(d) During the period ended December 31, 2001, and the subsequent interim period preceding the dismissal of Arthur Andersen LLP on April 25, 2002, there were no disagreements with Arthur Andersen LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused the firm to make reference to the matter of the disagreement in their reports.

(e) During the period ended December 31, 2001, and the subsequent interim period preceding the dismissal of Arthur Andersen LLP on April 25, 2002, no reportable events occurred in connection with the relationship between Arthur Andersen LLP and the Company.

(f) The Company has requested Arthur Andersen LLP to furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of the letter is attached as Exhibit 16.1 to this report.



SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                           ThermoView Industries, Inc.


Date:  May 2, 2002         By:      /s/ Charles L. Smith
                               -------------------------------------------------
                                        Charles L. Smith
                                        Chief Executive Officer
                                        (principal executive officer)

Exhibit 16.1 to Form 8-K




May 2, 2002


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Dear Sir/Madam:

     We have read paragraphs (a) through (f) of Item 4 of Form 8-K dated May 2, 2002, of ThermoView Industries, Inc., filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.



                                                     /s/ Arthur Andersen LLP

Louisville, KY